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EX-99.3 OTHERDOC
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    0002.txt
       PRESS RELEASE

                                           Document is copied.
                                                                    EXHIBIT 99.3

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LEHMAN BROTHERS
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Press Release
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Not for release, publication or distribution in or into Australia, Canada or
Japan

For immediate release                                       13 February 2001

                            Recommended Cash Offer

                                      by

                                Lehman Brothers

                                 on behalf of

                           Schlumberger Investments

                (a wholly owned subsidiary of Schlumberger NV)

                                      for

                                   Sema plc

During a public conference call hosted yesterday by Schlumberger in relation to the recommended cash offer for Sema, the following information was disclosed.

"The acquisition of Sema, a leading diversified IT and business services company, will accelerate the implementation of Schlumberger's strategy of providing end to end information solutions to customers in selected growth markets. Sema will enhance Schlumberger's capabilities and critical mass in systems integration and the range of IT skills which Schlumberger requires to serve its present and future customer base. It should also allow Schlumberger to realise revenue synergies as a result of cross selling its core competencies in network development and management, IP-based applications, data management, smart cards and security application products.

Assuming the transaction closes in April 2001, Schlumberger estimates that the acquisition will be dilutive to First Call consensus estimates for Schlumberger's 2001 earnings per share by approximately 8% before acquisition related costs and approximately 13% after acquisition related costs.

With regard to 2003, the acquisition is expected to be neutral to earnings per share before acquisition related costs and modestly dilutive after acquisition related costs.

Schlumberger believes that the causes of the recent profitability issues within Sema have been identified and that appropriate action is being taken to address those issues. Further, Schlumberger believes significant revenue synergies can be realised towards the latter part of the year 2002 in each of its core business verticals: Oilfield Services, Utilities and Wireless Telecommunications."
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The foregoing statements are not intended to imply that Schlumberger's earnings per share for any period will necessarily exceed or fall below those of any previous period.

Enquiries

Schlumberger
Rex Ross                         Tel:     +1 212 350 9432
Jean-Francois Poupeau            Tel:     +33 1 4062 1330

Lehman Brothers (Financial Adviser and Broker to Schlumberger)
John McIntyre                    Tel:     + 44 (0) 207 601 0011
Henry Phillips
Peter Warne

Except where the context requires otherwise, capitalized terms used in this announcement have the same meanings as in the announcement of the recommended cash offer for Sema issued earlier today.

The availability of the Offer to Sema Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Sema Securityholders who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements.

The Offer will not be made, directly or indirectly, in or into Australia, Canada or Japan and it may not be accepted in or from Australia, Canada or Japan. Accordingly, copies of this announcement are not being, and must not be, mailed or otherwise distributed or sent in or into Australia, Canada or Japan. Custodians, nominees and trustees should observe these restrictions and should not send or distribute this announcement in or into Australia, Canada or Japan.

Schlumberger will be filing a Tender Offer Statement and other related documentation and Sema will be filing a Solicitation/Recommendation Statement with the Securities and Exchange Commission on the date the Offer Document is mailed to Sema's Shareholders. Free copies of these documents will be available on the SEC's web site at www.sec.gov. The Tender Offer Statement may also be
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obtained at no charge from Schlumberger at 277 Park Avenue, New York, NY
10172-0266 and the Solicitation/Recommendation Statement may be obtained at no charge from Sema at Six Concourse Parkway, Suite 2700, Atlanta, Georgia 30328. Shareholders are urged to read the Tender Offer Statement, the Solicitation/Recommendation Statement and the related documentation when they become available as they will contain important information.

This announcement may contain forward-looking statements as defined in the Private Litigation Reform Act of 1995. These statements by their nature involve risks and uncertainties and there are many factors which may cause actual results to differ materially from these statements. Such factors include economic, competitive and technological factors affecting Schlumberger's and Sema's operations, markets, services and prices as well as Schlumberger's ability to integrate Sema's businesses with Schlumberger's and to realise synergies from the acquisition and the other factors detailed in Schlumberger's and Sema's SEC filings.

The contents of this document, which have been prepared by and are the sole responsibilities of Schlumberger Limited, have been approved by Lehman Brothers for the purposes of section 57 of the United Kingdom's Financial Services Act 1986. Lehman Brothers, which is regulated in the United Kingdom by The Securities and Futures Authority, is acting for Schlumberger Limited and Schlumberger Investments in connection with the Offer and will not be responsible to anyone other than the same for providing the protections afforded to customers of Lehman Brothers, nor for providing advice in relation to the Offer.